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                                                                    EXHIBIT 10.3



                          [NETCOM SYSTEMS LETTERHEAD]





July 13, 1999


MRV Communications, Inc.


Dear Sir or Madam:

Upon full execution and all monies paid of a lease, for property at 20550 Nordhoff Street, Chatsworth, California; by and between Nordhoff Industrial Complex as Lessor and MRV Communications, Inc. as Lessee, Netcom Systems, Inc. hereby bargains, sells and conveys to MRV the equipment and services, which are described as follows:

1. Title on the IWATSU ADIX Phone Switch, 216 stations expandable to 416 stations:

        o       Active Voice Replay Plus voice mail system
        o       7 digital cards (56 stations)
        o       56 digital telephones (24 button)
        o       4 DDS units (50 button)
        o       20 analog cards (60 stations)

2. Title on all existing furniture and office fixtures remaining in the building will pass to MRV.

3. Netcom Systems will warrant all HVAC Systems for a period of one year from the date of signing. This warranty is conditional upon MRV performing on-going routine maintenance and service contracts as required within the Lease contract referenced above, on all units.


Sincerely,


/s/  DWIGHT OLSON
--------------------------------
Dwight Olson
Vice President, Operations